SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement

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PCM Fund, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CLOSED END FUND PROXY FACT SHEET FOR: PCM FUND INC.

ANNUAL MEETING IMPORTANT DATES		ANNUAL MEETING LOCATION
Record Date	JUNE 5, 2012	ALLIANZ GLOBAL INVESTORS FUND MGMT. LLC
Mailing Date	JUNE 27, 2012	1633 BROADWAY, 42nd FLOOR
Meeting Date	AUGUST 20, 2012 @ 11:00 AM EST	NEW YORK, NEW YORK 10019
ADDITIONAL INFORMATION		CONTACT INFORMATION
Ticker Symbol	PCM	Inbound Line	1-800-884-4705
Cusip Number	69323T101	Website	www.allianzinvestors.com

What are shareholders being asked to vote on?

1.	To elect Directors of the Fund, each to hold office for the term indicated and until his or her successor shall have been elected and qualified; and BOARD OF DIRECTORS RECOMMENDATION: FOR

2.	To amend and restate the Fund’s current fundamental investment policy regarding industry concentration. BOARD OF DIRECTORS RECOMMENDATION: FOR

PROPOSAL 1: To elect Directors of the Fund, each to hold office for the term indicated and until his or her successor shall have been elected and qualified

NAME OF NOMINEE	BOARD MEMBER SINCE	YEAR OF BIRTH
Alan Rappaport	2010	1953
Deborah A. DeCotis	2011	1952

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1

PROPOSAL 2: To amend and restate the Fund’s current fundamental investment policy regarding industry concentration

Why are shareholders being asked to vote to amend and restate the Fund’s current fundamental investment policy regarding industry concentration?

The 1940 Act requires a registered investment company, such as the Fund, to have “fundamental” policies governing certain of its investment practices which cannot be changed or deviated from without the approval of a “majority of the outstanding voting securities of the fund.” One such required fundamental policy relates to a fund’s concentration of investments in a particular industry or group of related industries. The Manager and PIMCO have recommended that the Fund’s current fundamental investment policy regarding industry concentration be amended and restated to clarify and better reflect a distinction between two asset classes (agency versus non-agency securities) that has developed and become more widely recognized since the Fund commenced operations in 1993. Based on input from the Manager and PIMCO, the Directors also believe that the Proposed New Policy represents a modernization of the Current Policy by using terms and concepts that did not exist or were not fully developed when the Current Policy was adopted in 1993.

Agency mortgage-related securities:

Mortgage-related securities issued or guaranteed as to principal or interest by the U.S. Government or its agencies or instrumentalities

Non-agency mortgage-related securities:

Mortgage-related securities issued by private/non-governmental entities

What amendment is being made to the current fundamental investment policy regarding industry concentration?

If approved by shareholders, PIMCO will, on behalf of the Fund, make reasonable determinations as to the appropriate industry classification to assign to each security or instrument in which the Fund invests.

For purposes of applying the first sentence of the Proposed New Policy, privately-issued mortgage-related securities means any mortgage-related security (other than those issued or guaranteed as to principal or interest by the U.S. Government or its agencies or instrumentalities) such as securities representing interests in, collateralized or backed by, or whose values are determined in whole or in part by reference to any number of mortgages or pools of mortgages or the payment experience of such mortgages or pools of mortgages, including Real Estate Mortgage Investment Conduits (“REMICs”), which could include resecuritizations of REMICs (“Re-REMICs”), mortgage pass-through securities, inverse floaters, collateralized mortgage obligations, collateralized loan obligations, multiclass pass-through securities, private mortgage pass-through securities, and stripped mortgage securities (generally interest-only and principal-only securities). Exposures to mortgage-related securities through derivatives or other financial instruments will be considered investments in mortgage-related securities. Privately-issued mortgage-related securities also may include, without limitation, interests in pools of residential mortgages or commercial mortgages, and may relate to domestic or non-U.S. mortgages.

What will the new policy state if approved by shareholders?

The Fund, under normal circumstances, will invest at least 25% of its total assets (i.e. concentrate) in privately-issued mortgage-related securities not issued or guaranteed as to principal or interest by the U.S. Government or its agencies or instrumentalities. The Fund may not purchase any security if as a result 25% or more of the Fund’s total assets (taken at current value at the time of investment) (i.e. concentrate) would be invested in a single industry (for purposes of this restriction, investment companies are not considered to be part of any industry).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2

What was included in the proxy package?

Included in the proxy package were a Notice of Annual Meeting, Proxy Statement and Proxy Ballot.

Is there a number to contact the Fund regarding non-proxy related questions?

1-800-254-5197.

VOTING METHODS

INTERNET:	Log on to the website provided on your proxy card and make sure to have your proxy card available when you plan to vote your shares.
TOUCHTONE:	To cast your vote by phone, dial the toll-free number on your proxy card and follow the automated instructions. Make sure to have your proxy card available when you plan to vote your shares.
MAIL:	Simply sign, date, and complete your proxy card and return it in the postage paid envelope provided.
IN PERSON:	All shareholders as of the record date may attend the Annual Meeting and vote in person.

PROXY MATERIALS AVAILABLE ONLINE AT: www.allianzinvestors.com/closedendfunds